UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 22, 2016
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

______________________________________
Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
On June 22, 2016, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (“Board”) of Castlight Health, Inc. (“Company”) approved the appointment of Michael L. Eberhard to the Board effective immediately. Mr. Eberhard will serve as a Class III director whose current term will expire at the Company’s 2017 Annual Meeting of Stockholders when the Class III directors will next be elected by the Company’s stockholders.
There are no arrangements or understandings between Mr. Eberhard and any other persons pursuant to which Mr. Eberhard was named as a director. Mr. Eberhard is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Eberhard’s compensation shall be consistent with the Company’s policy for incoming non-employee directors, which provides for (i) an annual cash retainer paid quarterly as described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2016, (ii) an initial award upon such individual’s first appointment to the Board, consisting of RSUs to acquire shares of Class B common stock calculated by dividing $210,000 by the closing price of the Class B Common stock on the date of grant of the RSUs, and (iii) an annual equity award consisting of RSUs to acquire shares of Class B common stock calculated by dividing $140,000 by the closing price of the Class B Common stock on the date of grant of the RSUs.
In connection with his appointment to the Board, Mr. Eberhard will execute the Company’s standard form of indemnification agreement for directors.
On June 23, 2016, the Company issued a press release announcing the appointment of Mr. Eberhard to the Board, a copy of which is attached hereto as Exhibit 99.1.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its 2016 Annual Meeting of Stockholders on June 22, 2016 at the Company’s offices located at Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California, USA, 94105 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2016. Present at the Annual Meeting in person or by proxy were holders representing 93,380,793 shares of common stock, representing 96.38% of the eligible votes, constituting a quorum.

The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated.

(i) Holders of the Company’s common stock voted to elect two Class II directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Ed Park	75,767,992	5,568,985	12,043,816	93.15%
David Singer	76,286,321	5,050,656	12,043,816	93.79%

(ii) Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 as follows:

Shares Voted in Favor	96,163,690
Shares Voted Against	192,271
Shares Abstaining	24,832
Broker Non-Votes	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated June 23, 2016, entitled “Technology Industry Leader Mike Eberhard Joins Castlight Health Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLIGHT HEALTH, INC.
Date: June 23, 2016	By:	/s/ John C. Doyle
John C. Doyle
Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 23, 2016, entitled “Technology Industry Leader Mike Eberhard Joins Castlight Health Board of Directors”